Exhibit 99.1

Press Release	Source: API Nanotronics Corp.

API Nanotronics Announces Fiscal 2009 and Fourth Quarter Financial Results

Successful Operational Restructuring, Improved Gross Margins, and

New Product Introductions Position API for Sustained Growth and Profitability

NEW YORK, NY—(MARKET WIRE)—August 27, 2009 — API Nanotronics Corp. (OTC BB: APIA) (“API” or the “Company”), a leading supplier of electronic systems, components, emanation security, TEMPEST, secure communications, ruggedization, and nano-optics to the defense, aerospace and communications sectors today announced operating results for the twelve-month and three month periods ended May 31, 2009.

Financial Highlights for Fiscal 2009

— Revenues were $25.7 million, a 16.9% decrease from the $30.9 million recorded in the same period in 2008. The decrease is largely attributed to the Canadian operations having to significantly reduce selling prices to a major customer for products that will be manufactured overseas over the next several quarters;

— GAAP net loss for the twelve months ended May 31, 2009 was $6.4 million or -$0.19 per share, compared to a net loss of $6.6 million or -$0.26 per share for the twelve months ended May 31, 2008. The loss includes non-cash charges related to stock-based compensation and depreciation totaling $2.2 million. Excluding these non-cash charges and total R&D expenses of $4.2 million, non-GAAP net income was breakeven versus a loss of $1.0 million in the previous year1;

— GAAP gross margins increased 5.9% to 23.6% compared to 17.7% in fiscal 2008; and

— The Company ended the year with a strong balance sheet with cash and marketable securities totaling more than $2.5 million and no bank debt.

Financial Highlights for the Fourth Quarter of 2009

— Revenue for the fourth quarter of fiscal 2009 was $6.3 million, a 28% decrease from the $8.8 million recorded in the same period of fiscal 2008; and

— GAAP net loss of $2.1 million or -$0.07 per share, compared to a loss of $3.6 million or -$0.14 per share for the same period of fiscal 2008. The loss includes stock-based compensation and depreciation totaling $0.9 million. Excluding these non-cash charges and total R&D expenses of $1.1 million, non-GAAP net loss was $.01 million versus a loss of $1.8 in the same period last year1.

Operational Highlights

— The Company reduced design and manufacturing centers to four from eight, closing and consolidating operations at facilities in Ogdensburg, Endicott, and Islip New York and Largo, Florida. These strategic moves were undertaken to reduce operating costs while enhancing production capabilities;

— In May 2009, the Company announced an expanded partnership with Sital Technologies. This agreement allows API to sell Sital’s state-of-the-art 1553 data bus IP cores in the United States, while the companies also agreed to increase co-development of next generation 1553 data bus offerings;

— In February 2009, API’s Board of Directors authorized the repurchase of up to 10% of the Company’s common stock;

— In September 2008, API announced a 15-1 reverse stock split;

— In September 2008, API Nanotronics announced its Nanotechnology Division had been enlisted by a leading semiconductor capital equipment to develop a key component for a next generation lithography product;

— In September 2008, API Nanotronics announced its Nanotechnology Division introduced a new polarizing beam splitter/combiner developed using its industry leading nano-optic fabrication processes; and

— Also in September 2008, the Company announced a large $4.7 million order from leading defense contractor Rockwell Collins.

Subsequent Event

On July 13, 2009, API announced the acquisition of substantially all of the assets of Cryptek Technologies Inc. Cryptek offers a variety of ‘ultra’ secure network and hardware solutions including emanation security, TEMPEST, ruggedized computers and peripherals and secure network access under the ION, EMCON, SST and Netgard brand names. Cryptek’s customers include government, military and intelligence agencies around the globe. In 2008, Cryptek’s consolidated revenues exceeded $30 million, and API management believes this acquisition to be highly synergistic and significantly accretive to earnings. As part of API, these businesses will operate as API Cryptek Inc.

Stephen B. Pudles, Chief Executive Officer of API Nanotronics Inc., said, “In 2009 we successfully positioned API for the future. We consolidated and reorganized certain operations to reduce costs and improve efficiencies. In addition, we invested in new products and technologies to meet the growing needs of our global clients. These important initiatives together with the recent acquisition of Cryptek Technologies will allow the Company to once again achieve significant growth and further increase the value for our shareholders.”

About API Nanotronics Corp. (OTC.BB: APIA)

API is a leading provider of high technology products, subsystems, systems and component level products. API is also engaged as a prime system contractor in TEMPEST, ruggedization, network security, communications, and other government services. The Company’s customers include the U.S. Department of Defense (DoD) and its prime contractors, U.S. Government intelligence agencies, the U.S. Department of Homeland Security (DHS), U.S. Department of State (DoS) and U.S. Department of Justice (DoJ), allied foreign governments, domestic and international commercial customers and select other U.S. federal, state and local government agencies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to customers. API is also a manufacturer of electronic components and systems for the defense, aerospace and communications industries, with a developed expertise in the R&D and manufacture of nanotechnology and MEMS products. API Nanotronics trades on the OTC Bulletin Board under the symbol APIA. For further information, please visit the company website at www.apinanotronics.com

[1]

In this press release, API has provided a non-GAAP financial measure for (i) net profit (loss) to reflect its financial results without stock-based compensation expense, depreciation, and research and development expense. Management believes the non-GAAP presentations make it easier for investors to compare current and historical period operating results. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows.

The following table reconciles annual GAAP net income (loss) to non-GAAP net income (loss).

(In millions)	Year ended May 31 2009	Year ended May 31 2008
GAAP net income	$(6.4)	$(6.6)
Research and development expenses	$4.2	$3.5
Depreciation and amortization	$1.3	$1.2
Stock-based compensation expense	$0.9	$0.9
Non-GAAP net income (loss)	$0.0	$(1.0)

The following table reconciles fourth quarter GAAP net income (loss) to non-GAAP net income (loss).

Net Income (Loss) (In millions)	Q409	Q408
GAAP Net income (loss)	$(2.1)	$(3.6)
Research & Development	$1.1	$1.1
Depreciation and amortization	$0.6	$0.4
Stock-based compensation expense	$0.3	$0.3
Non-GAAP Net income (loss)	$(0.1)	$(1.8)

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits, our ability to protect our intellectual property, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the effect of growth on our infrastructure and the effect of competition in the electronic components, nano-optics and nanotechnology industries. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Contact:

Steve Bulwa

Director of Corporate Communications

API Nanotronics Corp.

1-877-API-O-API (274-0274)

Email Contact: investors@apinanotronics.com